SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2005

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
          CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
           CFR 240.13e-4(c))


Item 2.02 Results of Operations and Financial Condition

        On January 26, 2005, Banner Corporation issued its earnings release for the quarter ended December 31, 2004. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

        (c)        Exhibits

        99.1     Press Release of Banner Corporation dated January 26, 2005.


SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: January 26, 2005	By: /s/ D. Michael Jones
D. Michael Jones
President and Chief Executive Officer


Exhibit 99.1


The Cereghino Group CORPORATE INVESTOR RELATIONS 5333 - 15th AVE So., Suite 1500 SEATTLE, WA 98108 206.762.0993 www.stockvalues.com	Contact: D. Michael Jones, President and CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

BANNER CORPORATION'S NET INCOME INCREASES 20% FOR FOURTH QUARTER AND YEAR;
NET INTEREST INCOME CLIMBS 24% AS LOANS INCREASE 21% FOR THE YEAR

Walla Walla, WA - January 26, 2005 - Banner Corporation (Nasdaq: BANR), the parent company of Banner Bank, today reported that continued growth in loans and net interest income contributed to a 20% increase in profits for the fourth quarter and full year ended December 31, 2004, compared to the quarter and year ended December 31, 2003. For all of 2004, net income increased 20% to $19.3 million, or $1.65 per diluted share, compared to $16.1 million, or $1.44 per diluted share, a year ago. For the fourth quarter of 2004, net income increased to $5.3 million, or $0.45 per diluted share, compared to $4.4 million, or $0.39 per diluted share, for the fourth quarter of 2003.

"Our primary goals for 2004 were to improve our performance results and credit quality while being aggressive in growing our franchise," said D. Michael Jones, President and Chief Executive Officer. "To those ends, we have produced increased earnings quarter over quarter and significantly decreased our non-performing assets to more acceptable levels. With respect to franchise growth, earlier this year we opened new offices in Hillsboro, Oregon, Walla Walla, Washington, and Boise and Twin Falls, Idaho. During the fourth quarter we began the process of opening branches in Kent, Edmonds and Everett, Washington. We expect them to be fully operational in the first quarter. In the next 30 days, we expect to open branches in Lynnwood and Mercer Island, Washington, and relocate our Lynden, Washington branch. During the first quarter of 2005, we will also relocate our Spokane Valley branch. In addition, we have broken ground on a Vancouver, Washington branch and are working on plans for three new branches in Southern Idaho."

Fourth Quarter 2004 Highlights (Compared to Fourth Quarter 2003)

· · · · · · ·	Net income increased 20% to $5.3 million.
Non-performing assets to total assets declined by 50%.
Assets increased 10% to $2.90 billion.
Loans increased 21% to $2.06 billion.
Deposits grew 15% to $1.93 billion.
Net interest income, after the provision for loan loss, increased 19% to $23.8 million.
Revenues increased 16% to $29.4 million.

Income Statement Review

Net interest margin increased 18 basis points to 3.71% for the year ended December 31, 2004, compared to 3.53% for the prior year. In the fourth quarter of 2004, the net interest margin was 3.72%, compared to 3.57% in the fourth quarter a year ago. "We have seen steady improvements in our net interest margin on a year over year basis as strong loan growth and increasing asset yields more than offset recent pressures on funding costs," said Jones. "Although net interest margin for the fourth quarter improved 15 basis points from the fourth quarter last year, it was lower than third quarter net interest margin primarily due to the collection of more than $600,000 of delinquent interest on non-accrual loans that occurred in the third quarter." Banner's third quarter net interest margin was 3.79%. Funding costs were up ten basis points compared to the previous quarter and up four basis points from the fourth quarter a year earlier. By contrast, asset yields were higher by two and 17 basis points, respectively, compared to the quarters ended September 30, 2004 and December 31, 2003.

Revenues (net interest income before the provision for loan losses plus other operating income) for 2004 increased 13% to $113.3 million, compared to $100.2 million for 2003. For the fourth quarter, revenues increased 16% to $29.4 million, compared to $25.3 million for the same quarter of 2003.

For the year, net interest income before the provision for loan losses increased 20% to $96.3 million, compared to $80.6 million in 2003. For the fourth quarter, net interest income before the provision for loan losses increased 17% to $25.1 million, compared to $21.5 million in the same quarter a year ago, reflecting asset growth and improved credit quality. Banner's net interest income, after the provision for loan losses, increased 24% and 19% for the year and the fourth quarter 2004 compared to the respective periods a year ago.

(more)


BANR  -  Fourth Quarter Results
January 26, 2005

Total other operating income for the fourth quarter increased 11% to $4.3 million, compared to $3.8 million for the same quarter last year. For all of 2004, other operating income was $17.0 million compared to $19.6 million in fiscal 2003. Income from deposit fees and other service charges increased to $2.1 million in the fourth quarter and $8.1 million for the year, compared to $1.8 million and $7.2 million for the respective periods in 2003. For all of 2004, income from mortgage banking operations, including loan servicing fees, decreased to $7.3 million compared to $10.5 million in 2003, as generally higher interest rates had an adverse effect on loan origination and refinancing activity. However, mortgage banking operations and loan servicing fees increased 17% to $1.9 million in the fourth quarter compared to $1.6 million for the fourth quarter a year ago.

Reflecting the increased size of the Bank and its new offices, other operating expense was $20.4 million for the quarter ended December 31, 2004, compared to $17.7 million for the fourth quarter a year ago and $20.9 million for the third quarter of 2004. For the full year, other operating expense totaled $79.7 million, compared to $69.9 million in 2003. The ratio of other operating expense (expense ratio) to average assets was 2.85% for the fourth quarter, compared to 2.98% for the third quarter of 2004 and 2.75% for the fourth quarter of 2003. For the year, the expense ratio was 2.90%, compared to 2.86% for 2003.

"In 2004, we focused on building our franchise by adding seven branches, three lending centers and one operations center and advancing plans for further expansion in 2005. Hiring personnel to staff this expansion and increased occupancy costs have contributed to a higher level of non-interest expenses," said Jones. "One of the primary purposes of the rapid branch expansion is to proportionally reduce our reliance on borrowed funds and large certificates of deposit by emphasizing core deposit growth and thereby reducing the relative level of our cost of funds. This expansion will temporarily impact our short-term profitability but if successful will improve our net interest margin, a needed action to improve our performance metrics."

Balance Sheet Review

Net loans increased 21%, to $2.06 billion at December 31, 2004, from $1.70 billion a year ago. "Our lending personnel have generated steady growth in commercial and multifamily real estate loans, construction and land loans, and commercial and agricultural business loans, which now account for 81% of the loan portfolio," said Jones. "We are pleased with the growth in balances and the new loan relationships that have been added in 2004."

Assets reached a record $2.90 billion, a 10% increase from $2.64 billion a year earlier. "Banner Bank's deposit growth has also been solid this year, in part reflecting some of our new locations, but also resulting from continued success at many of our existing branches," added Jones. Deposits grew 15%, to $1.93 billion, compared to $1.67 billion at December 31, 2003. Core deposits grew 26% in 2004, while certificates of deposit increased only 8% as the Bank continues to change its funding mix. Book value per share increased to $18.74 at December 31, 2004, from $18.37 a year earlier. Tangible book value per share increased to $15.58 at year-end, compared to $15.06 a year earlier.

Credit Quality

"Our key credit quality ratios have improved significantly as a result of a 50% reduction in non-performing assets to total assets during 2004," said Jones. "Net charge-offs to average loans outstanding, at 11 basis points for 2004, also shows dramatic improvement from 47 basis points a year ago." Non-performing assets were $17.4 million, or 0.60% of total assets, at December 31, 2004, a 45% improvement from $31.6 million, or 1.20% of total assets, a year ago. The loan loss provision for the fourth quarter of 2004 was $1.3 million, compared to $1.4 million in the like quarter of 2003. At December 31, 2004, the allowance for loan losses totaled $29.6 million, representing 1.41% of total loans outstanding.

Conference Call

The Company will host a conference call today, Wednesday, January 26, 2005, at 8:00 a.m. PST, to discuss fourth quarter and year-end results. The conference call can be accessed live by telephone at 303-262-2211. To listen to the call online, go to the Company's website at www.bannerbank.com or to www.fulldisclosure.com. Institutional investors may access the call via the subscriber-only site, www.streetevents.com. An archived recording of the call can be accessed by dialing 303-590-3000, passcode 11020058# until Wednesday, February 2, 2005 or via the Internet at www.fulldisclosure.com.

About the Company

Banner Corporation is the parent company of Banner Bank, a commercial bank, which operates a total of 49 branch offices and 12 loan offices in 23 counties in Washington, Oregon and Idaho. Banner Bank serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

(more)


BANR  -  Fourth Quarter Results
January 26, 2005

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond Banner's control and might cause actual results to differ materially from the expectations and stated objectives. Factors which could cause actual results to differ materially include, but are not limited to, regional and general economic conditions, management's ability to generate continued improvement in asset quality and profitability, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, competition, loan delinquency rates, the successful operation of the newly-opened branches and loan offices, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services and Banner's ability to successfully resolve the outstanding credit issues and/or recover check kiting losses. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Banner undertakes no responsibility to update or revise any forward-looking statements.

(tables follow)


BANR  -  Fourth Quarter Results
January 26, 2005

RESULTS OF OPERATIONS	Quarters Ended			12 Months Ended
( In thousands except share and per share data )	Dec 31, 2004	Sep 30, 2004	Dec 31, 2003	Dec 31, 2004	Dec 31, 2003

INTEREST INCOME:
Loans receivable	$34,624	$33,051	$28,711	$126,992	$116,211
Mortgage-backed securities	3,806	4,155	3,857	16,882	12,319
Securities and cash equivalents	2,941	3,194	3,221	12,356	11,911
	41,371	40,400	35,789	156,230	140,441

INTEREST EXPENSE:
Deposits	9,725	9,074	8,373	35,067	34,984
Federal Home Loan Bank advances	5,191	5,058	5,056	20,336	21,842
Junior subordinated debentures	1,015	911	674	3,461	2,233
Other borrowings	334	257	226	1,051	789

	16,265	15,300	14,329	59,915	59,848

Net interest income before provision for loan losses	25,106	25,100	21,460	96,315	80,593

PROVISION FOR LOAN LOSSES	1,300	1,444	1,400	5,644	7,300

Net interest income	23,806	23,656	20,060	90,671	73,293

OTHER OPERATING INCOME:
Deposit fees and other service charges	2,084	2,148	1,832	8,132	7,224
Mortgage banking operations	1,435	1,383	1,217	5,522	9,447
Loan servicing fees	417	711	368	1,741	1,056
Gain on sale of securities	1	67	45	141	63
Miscellaneous	340	441	379	1,432	1,791

Total other operating income	4,277	4,750	3,841	16,968	19,581

OTHER OPERATING EXPENSE:
Salary and employee benefits	13,485	13,719	11,737	52,331	47,032
Less capitalized loan origination costs	(1,824)	(1,806)	(1,618)	(7,008)	(7,196)
Occupancy and equipment	3,177	2,791	2,407	11,100	9,575
Information / computer data services	1,063	1,107	896	4,212	3,532
Professional services	807	746	784	3,258	2,684
Advertising	1,348	1,108	788	4,905	3,373
Miscellaneous	2,372	3,257	2,682	10,916	10,876

Total other operating expense	20,428	20,922	17,676	79,714	69,876

Income before provision for income taxes	7,655	7,484	6,225	27,925	22,998

PROVISION FOR INCOME TAXES	2,388	2,322	1,821	8,585	6,891

NET INCOME	$5,267	$5,162	$4,404	$19,340	$16,107

Earnings per share
Basic	$0.47	$0.46	$0.40	$1.74	$1.49
Diluted	$0.45	$0.44	$0.39	$1.65	$1.44

Cumulative dividends declared per common share	$0.17	$0.16	$0.15	$0.61	$0.61

Weighted average shares outstanding
Basic	11,207,582	11,168,735	10,885,611	11,142,254	10,830,365
Diluted	11,828,644	11,736,415	11,423,742	11,734,507	11,216,784

Shares repurchased during the period	114,477	104	14,931	134,263	23,657

(more)


BANR  -  Fourth Quarter Results
January 26, 2005

FINANCIAL CONDITION
( In thousands except share and per share data )	Dec 31, 2004	Sep 30, 2004	Dec 31, 2003

ASSETS
Cash and due from banks	$51,767	$65,800	$77,298
Securities available for sale	547,835	583,196	674,942
Securities held to maturity	49,914	49,554	27,232

Federal Home Loan Bank stock	35,698	35,698	34,693

Loans receivable:
Held for sale	2,145	8,303	15,912
Held for portfolio	2,090,703	1,976,100	1,711,013
Allowance for loan losses	(29,610)	(29,407)	(26,060)

	2,063,238	1,954,996	1,700,865

Accrued interest receivable	15,097	14,930	13,410
Real estate owned held for sale, net	1,485	2,923	2,967
Property and equipment, net	39,315	35,351	22,818
Goodwill and other intangibles, net	36,369	36,405	36,513
Deferred income tax asset, net	5,888	5,266	1,941
Bank-owned life insurance	35,371	34,957	33,669
Other assets	15,090	11,086	8,965

	$2,897,067	$2,830,162	$2,635,313

LIABILITIES

Deposits:
Non-interest-bearing	$234,761	$229,624	$205,656
Interest-bearing	1,691,148	1,681,548	1,465,284

	1,925,909	1,911,172	1,670,940
Borrowings:
Advances from Federal Home Loan Bank	583,558	530,958	612,552
Junior subordinated debentures	72,168	72,168	56,703
Other borrowings	68,116	79,080	69,444

	723,842	682,206	738,699

Accrued expenses and other liabilities	25,027	21,288	18,444
Deferred compensation	5,208	4,931	4,252
Income taxes payable	1,861	50	178

	2,681,847	2,619,647	2,432,513

STOCKHOLDERS' EQUITY

Common stock	127,460	125,672	123,375
Retained earnings	92,327	88,796	80,286
Accumulated other comprehensive income (loss)	(888)	183	3,191
Unearned shares of common stock issued to Employee Stock
Ownership Plan ( ESOP ) trust: at cost	(3,096)	(3,628)	(3,589)
Net carrying value of stock related deferred compensation plans	(583)	(508)	(463)

	215,220	210,515	202,800

	$2,897,067	$2,830,162	$2,635,313

Shares Issued:
Shares outstanding at end of period	11,856,889	11,652,816	11,473,331
Less unearned ESOP shares at end of period	374,595	438,985	434,299

Shares outstanding at end of period excluding unearned ESOP shares	11,482,294	11,213,831	11,039,032

Book value per share (1)	$18.74	$18.77	$18.37
Tangible book value per share (1)	$15.58	$15.53	$15.06

Consolidated Tier 1 leverage capital ratio	8.93%	8.85%	8.73%

(1)	- Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan ( ESOP ).

(more)


BANR  -  Fourth Quarter Results
January 26, 2005

ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )

LOANS ( including loans held for sale ):	Dec 31, 2004	Sep 30, 2004	Dec 31, 2003

Commercial real estate	$547,574	$531,714	$455,964
Multifamily real estate	107,745	104,713	89,072
Construction and land	506,137	451,393	398,954
Commercial business	395,281	364,235	321,671
Agricultural business including secured by farmland	148,343	156,110	118,903
One- to four-family real estate	307,986	298,759	275,197
Consumer	79,782	77,479	67,164

Total loans outstanding	$2,092,848	$1,984,403	$1,726,925

NON-PERFORMING ASSETS:	Dec 31, 2004	Sep 30, 2004	Dec 31, 2003

Loans on non-accrual status	$15,416	$20,091	$28,010
Loans more than 90 days delinquent, still on accrual	472	579	421

Total non-performing loans	15,888	20,670	28,431
Real estate owned ( REO ) / Repossessed assets	1,559	3,051	3,132

Total non-performing assets	$17,447	$23,721	$31,563

Total non-performing assets / Total assets	0.60%	0.84%	1.20%

	Quarters Ended			12 Months Ended
CHANGE IN THE ALLOWANCE FOR LOAN LOSSES:	Dec 31, 2004	Sep 30, 2004	Dec 31, 2003	Dec 31, 2004	Dec 31, 2003

Balance, beginning of period	$29,407	$28,037	$26,161	$26,060	$26,539

Provision	1,300	1,444	1,400	5,644	7,300

Recoveries of loans previously charged off	176	975	155	1,587	1,075
Loans charged-off	(1,273)	(1,049)	(1,656)	(3,681)	(8,854)

Net ( charge-offs ) recoveries	(1,097)	(74)	(1,501)	(2,094)	(7,779)

Balance, end of period	$29,610	$29,407	$26,060	$29,610	$26,060

Net charge-offs / Average loans outstanding	0.05%	0.00%	0.09%	0.11%	0.47%
Allowance for loan losses / Total loans outstanding	1.41%	1.48%	1.51%	1.41%	1.51%

(more)


BANR  -  Fourth Quarter Results
January 26, 2005

ADDITIONAL FINANCIAL INFORMATION ( Dollars in thousands ) ( Rates / Ratios Annualized )
	Quarters Ended			12 Months Ended

OPERATING PERFORMANCE:	Dec 31, 2004	Sep 30, 2004	Dec 31, 2003	Dec 31, 2004	Dec 31, 2003

Average loans	$2,031,006	$1,952,163	$1,701,335	$1,898,664	$1,654,344
Average securities and deposits	656,762	683,520	685,836	694,365	625,804
Average non-interest-earning assets	166,997	155,668	167,042	158,891	163,481

Total average assets	$2,854,765	$2,791,351	$2,554,213	$2,751,920	$2,443,629

Average deposits	$1,928,851	$1,858,240	$1,678,097	$1,809,072	$1,619,297
Average borrowings	684,303	700,034	654,057	710,443	609,356
Average non-interest-earning liabilities	26,458	24,321	22,407	22,695	18,735

Total average liabilities	2,639,612	2,582,595	2,354,561	2,542,210	2,247,388

Total average stockholders' equity	215,153	208,756	199,652	209,710	196,241

Total average liabilities and equity	$2,854,765	$2,791,351	$2,554,213	$2,751,920	$2,443,629

Interest rate yield on loans	6.78%	6.74%	6.70%	6.69%	7.02%
Interest rate yield on securities and deposits	4.09%	4.28%	4.09%	4.21%	3.87%

Interest rate yield on interest-earning assets	6.12%	6.10%	5.95%	6.03%	6.16%

Interest rate expense on deposits	2.01%	1.94%	1.98%	1.94%	2.16%
Interest rate expense on borrowings	3.80%	3.54%	3.61%	3.50%	4.08%

Interest rate expense on interest-bearing liabilities	2.48%	2.38%	2.44%	2.38%	2.69%

Interest rate spread	3.64%	3.72%	3.51%	3.65%	3.47%

Net interest margin	3.72%	3.79%	3.57%	3.71%	3.53%

Other operating income / Average assets	0.60%	0.68%	0.60%	0.62%	0.80%

Other operating expense / Average assets	2.85%	2.98%	2.75%	2.90%	2.86%

Efficiency ratio ( other operating expense / revenue )	69.52%	70.09%	69.86%	70.37%	69.75%

Return on average assets	0.73%	0.74%	0.68%	0.70%	0.66%

Return on average equity	9.74%	9.84%	8.75%	9.22%	8.21%

Average equity / Average assets	7.54%	7.48%	7.82%	7.62%	8.03%

(# # #)

Transmitted on Business Wire on Wednesday, January 26, 2005, at 5:00 a.m. PST.